Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF LASERLOCK TECHNOLOGIES, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of LaserLock Technologies, Inc. and Subsidiary (the “Company”) for the year ended December 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), I, Neil Alpert, Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2014	By:	/s/ Neil Alpert
Neil Alpert
Chief Executive Officer